Exhibit 5.1



                                               July 6, 2006


PGT, Inc.
1070 Technology Drive
North Venice, Florida  34275


                   Re:   PGT, Inc.
                         Registration Statement on Form S-8
                         ----------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to PGT, Inc., a Delaware corporation (the "Company"), in connection with the registration of 5,011,919 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), issuable pursuant to: (i) the Company's 2004 Stock Incentive Plan, as amended (the "2004 Plan"), and (ii) the Company's 2006 Equity Incentive Plan (the "2006 Plan" and, together with the 2004 Plan, collectively, the "Plans" and each, individually, a "Plan").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following: (i) the registration statement on Form S-8 of the Company relating to the Plans to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof (such registration statement being hereinafter referred to as the "Registration Statement"); (ii) a specimen certificate evidencing the Common Stock; (iii) the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware, as amended to date and currently in effect; (iv) the Amended and Restated By-Laws of the Company, as certified by the Secretary of the Company, as amended to date and currently in effect;
(v) the Plans; (vi) certain resolutions of the Board of Directors of the Company relating to the Plans and the filing of the Registration Statement; and
(vii) certain resolutions of the stockholders of the Company. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

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PGT, Inc.
July 6, 2006
Page 2



         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

         In rendering the opinion set forth below, we have also assumed that each agreement setting forth the terms of each grant of options or other awards under the Plans is consistent with the applicable Plan and has been or will be duly authorized and validly executed and delivered by the parties thereto, and that the consideration received by the Company for the Shares delivered pursuant to the Plans will be in an amount at least equal to the par value of such Shares.

         We do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

         Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Securities Act;
(ii) certificates representing the Shares to be issued under the Plans in the form of the specimen certificate examined by us have been signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and (iii) such certificates have been issued, delivered and paid for in accordance with the terms and conditions of the applicable Plan, the issuance and sale of such Shares will have been duly authorized, and such Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP